Exhibit 32.1
I, Kendall J. Powell, Chairman of the Board and Chief Executive Officer of General Mills, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:
(1)	the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended November 28, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 17, 2010

/s/ Kendall J. Powell

Kendall J. Powell
Chairman of the Board and
Chief Executive Officer